CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-31600) of BellSouth Corporation of our report dated June 25, 2004 relating to the financial statements of the BellSouth Savings and Security Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP

Atlanta, Georgia

June 28, 2004

23